Exhibit 10.9

[stamp:] confidential

Caroline Rodenburg

EY

Sept. 18, 2006  12:34 EDT

J-DE-7.1:1-1

Lease

1.                                      Contracting parties, property and contract period

The City of [Freie und Hansestadt] Hamburg (hereinafter referred to as Lessor) leases to Philips Semiconductors GmbH, address: Stresemannallee 101, 22529 Hamburg (hereinafter referred to as Lessee) the following property (hereinafter referred to as the Leased Property):

Hamburg-Lokstedt

Subplot 4014

Of sub-district Lokstedt

with an area of 3,334 m(2), indicated in green on the attached site plan, for the period from August 1, 2002 until July 31, 2007.

2.                                      Purpose and development

The Leased Property is leased for commercial purposes, and specifically to be maintained as a parking area for employees of Philips Semiconduktors GmbH.

A use of the area for other purposes is not permitted and entitles Lessor to termination without notice in accordance with No. 18.2 of the General Contract Terms and Conditions (AVB).

Lessee has already created the parking facility.

In a departure from No. 4 AVB, the construction of other structures on the property being made available is not permitted.

3.                                      Rent

The annual rent is EUR 26,220 (in words twenty-six thousand two hundred twenty Euros) and shall be deemed to be a fixed rent up until July 31, 2007.

It is payable quarterly in advance in installments of EUR 6,555.- and must be credited to the Landeshauptkasse Hamburg [Hamburg Exchequer] on the 1st day of every calendar quarter.

In addition, Lessee agrees to reimburse Lessor for the full amount of sidewalk cleaning fees incurred, in each case upon first request.

Payments are to be made to the Landeshauptkasse Hamburg, account No. 106831 at the Hamburgische Landesbank (bank routing code 200 500 00) with the reference number [    ]

[stamp:] confidential

Caroline Rodenburg

EY

Sept. 18, 2006  12:34 EDT

[stamp:] confidential

Caroline Rodenburg

EY

Sept. 18, 2006  12:34 EDT

4.                                      General contract terms and conditions

Except as additional or other agreements may be provided for in numbers 2, 5 and 6 of this lease, the lease shall otherwise be subject to the “General Contract Terms and Conditions of the City of Hamburg for the Leasing of Properties” (AVB in the version of February 2002), which are attached and are part of the present agreement.

5.                                      Termination

The agreement shall cease without termination on July 31, 2007 upon expiration of the period agreed under No. 1.

Termination shall otherwise be governed by the provisions of law and the AVB.

6.                                      Special contract terms and conditions

The following is agreed in addition or as a change to the AVB:

6.1                                 Lessee has created a structure (parking facility) on the Leased Property on the basis of the lease dated August 12, 1991 as well as the lease amendments dated February 26, 1992, March 22, 1993, November 1, 1994, May 3, 1996 and the lease dated February 18, 1998.

It is only intended for a temporary purpose within the meaning of § 95 subsection 1 BGB [German Civil Code] and therefore remains the property of Lessee.

No compensation is due in the event of an extraordinary termination in accordance with No. 20 AVB.

6.2                                 Lessee’s right of termination—as provided in § 549 subsection 1 sentence 2 BGB—in the event that consent to subleasing is not granted (No. 16 AVB) is precluded. However, Lessor will only withhold its consent on important grounds.

6.3                                 In the event of a change in ownership or a change in the corporate form on the part of Lessee, No. 16 AVB shall apply accordingly.

6.4                                 Upon termination, Lessee shall be required to return the Leased Property in a cleared state. To this end, reference is made to the full content of Item 19 AVB. This notwithstanding, Lessor agrees, however, to assert this claim only to the extent that it is necessary for financial reasons or reasons of expediency in light of an intended or conceivable subsequent use. However, Lessor will not assert any right to re-conversion of access roads or of the sidewalk.

6.5                                 Lessee shall maintain the Leased Property including the footpath at its own expense. In the event of a removal, it has no claims whatsoever to reimbursement of expenditures of any kind whatsoever.

[stamp:] confidential

Caroline Rodenburg

EY

Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

6.6                                 Lessee agrees to obtain liability insurance coverage appropriate to the intended purpose of the Leased Property or to include it under existing insurance coverage.

It further agrees to hold the City harmless of all claims by third parties that might arise from the state of the property or its use.

6.7                                 As an addendum to Item 9 AVB it is agreed that Lessee will be obligated to maintain the existing metal enclosure.

6.8                                 Lessee agrees to make the Leased Property available, in consultation with Lessor, for neighborhood-based activities.

Such availability will be granted by Lessee in line with the model agreement attached to the present agreement.

Lessee shall be entitled to any fee to be charged. The amount of the fee shall be determined by the rates that are charged by Lessor for other comparable spaces (presently: one-time fee of EUR 50 for circuses; EUR 10 per day per unit for fairground rides etc.)

6.9                                 Item 2.3 AVB shall not apply.

As Lessor:	As Lessee:

City of Hamburg	Philips Semiconductors GmbH
Eimsbuttel District Office	Hamburg
Property Office June 26, 2002

[signatures]	[signatures]

Lease/ack

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

FREIE UND HANSESTADT HAMBURG

EIMSBUTTEL DISTRICT OFFICE

PROPERTY OFFICE

[See original for letterhead information]

- E/LI 92.97 -

Subject:

Availability for use of partial area of approximately      m2 of the
Sub-plot
shown in the
attached site plan in green and/or brown

Dear

In response to your request, the Property Office is making the above-referenced area available to you for the period from                            to                                   for the purpose of

Model Agreement

Terms and conditions:

1.             The area is made available in its current state. The City assumes no liability, especially for the load-bearing capacity of the sub-soil and the access roads.

2.             You agree to keep all claims for compensation by third parties that are or could be brought against the City away from the City.

3.             The area is to be returned in the presence of a representative of the Property Office in a cleared and undamaged state on the first working day after the end of the availability period. At this time, all access roads must also have been returned to an orderly state.

4.             A fee in the amount of DM          (in words:                            German Marks) is payable for the availability, to be remitted by the above-referenced date—stating the payment reference number and preferably using the enclosed transmittal form—to one of the following accounts of the Landeshauptkasse Hamburg:

[initials]

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

Hamburgische Landesbank—Bank Routing Code 200 500 00 —

Account No. 101 600

5.             This availability does not take the place of any licenses, approvals or permits that may additionally be required on the basis of statutory or contractual provisions, regardless of whether they do or do not fall under the authority of other agencies or offices of the Eimsbuttel District Office.

6.

Model Agreement

To indicate your agreement, please return the enclosed copy of this letter with your signature to the Property office.

Regards

[initials]

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

sports field
sub-district
Lokstedt
630 390
1000
12
Tiefenstaaken
OTTERSBEK
Julius-Vosseler-Straße
Böttelkamp
children's
playground

[stamp:] confidential	[stamp:]
Caroline Rodenburg	Oct. 1, 1997
EY	City of Hamburg
Sept. 18, 2006 12:34 EDT	Eimsbuttel District Office
Property Office
Grindelberg 62-66

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

General Terms and Conditions of the City of Hamburg
for the Leasing of Properties (AVB)

1.                                      Condition and liability.

1.1                                 Lessee takes possession of the Leased Property in the state existing at the start of the contractual relationship without taking delivery separately on-site. The boundaries of the leased area are known to Lessee; they will be documented by the building authorities—Office for Geo-Information and Surveys—upon request at Lessee’s expense.

1.2                                 Unless reference to defects is made in the lease, Lessor is not aware of any defects relating to the property, especially to the subsoil. Any liability for compensation on the part of Lessor according to § 536a subsection 1 BGB is ruled out.

2.                                      Rent

2.1                                 Offsets

Lessee may offset rent only against receivables acknowledged by Lessor or recognized by declaratory judgment. It may not refuse payment of the rent or part thereof by citing a withholding right based on a legal relationship other than the present agreement. In the case of arrears, this applies also to the period after termination of the lease.

2.2                                 Arrears

If rent is not paid when due, default interest will be charged in an amount of 8 per cent per annum above the relevant base interest rate; if a consumer is party to the legal transaction, the interest rate will be 5 per cent above the relevant base interest rate. The base interest rate in effect when the arrears occur will be applied for the entire default period. An appropriate amount of demand costs may also be billed for every demand notice. Lessee is at liberty to show that no or only immaterial injuries or losses have occurred.

2.3                                 Review of rent for leases with a fixed contract period

The contracting parties have the right to review the appropriateness of the rent agreed for the Leased Property every three years and to agree on a new rent amount. The reference date for the start of the three-year period is the first day of the month in which the lease commences.

Rent adjustments shall take changes in purchasing power into account that have occurred since the signing of the agreement. They shall be guided in particular by the index for the cost of living of all private households in Germany. The rent agreed at the signing of the contract shall, in any event, be the minimum rent.

(FB4 – 128 – (02/02))

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
3
Sept. 18, 2006  12:34 EDT

5.                                      Access roads

Lessee shall arrange to create or alter any access roads or crossings that may be required at its own expense.

Upon termination of the lease, Lessor shall have the right to take over the access roads or crossings created by Lessee, or to demand that Lessee remove the same. If Lessor decides to take over said facilities, Lessee’s right of removal is ruled out; the facilities shall become Lessor’s property without compensation. If Lessor does not exercise its right to take possession, Lessee shall remove said facilities completely at its own expense and restore the original state.

6.                                      Utility and waste removal connections, pipes and cables

6.1                                 Lessee shall arrange to install all necessary utility and waste removal pipes, cables and connections to the public mains at its own expense, provided the same are not already in place at the start of the lease.

6.2                                 Lessee must tolerate any installations and equipment for utilities or waste removal that are in place in the Leased Property. It may only alter, relocate, remove or build over such pipes at its own expense with the prior written approval of Lessor and the responsible governmental authority and/or the responsible network, utility or waste removal enterprise; in doing so, it is required to comply with the relevant regulations as well as additional conditions imposed, if any.

6.3                                 In the protective area around the pies and cables, Lessee shall refrain from all measures or uses that could interfere with or jeopardize these installations or impede or interfere with the necessary maintenance.

7.                                      Maintenance and traffic safety

7.1                                 Lessee is required to maintain the Leased Property including the buildings, installations and access roads included in the lease or belonging to it at its own expense in a proper condition that ensures traffic safety. The buildings, installations and equipment included in the lease are to be maintained in operational readiness; parts are to be replaced as necessary.

7.2                                 Lessee is further required to properly clean and keep open any bodies of water on or adjacent to the Leased Property that are second-order bodies of water according to the Hamburg Water Act (HWaG) as most recently amended in accordance with the instructions of Lessor or the responsible governmental authority to the extent that Lessor is responsible for such cleaning. Lessee assumes this obligation also vis-à-vis the Water Authority and authorizes Lessor to inform the Water Authority accordingly (§ 41 HWaG).

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
5
Sept. 18, 2006  12:34 EDT

11.                               Sidewalk cleaning

Lessee is obligated to clean the sidewalks and access roads bordering on the Leased Property at its own expense to the extent that this is required by law of the property owner, and in particular to remove snow and ice to spread sufficient materials to dull slippery surfaces. It shall hold Lessor harmless of all claims arising from a neglect of this obligation.

12.                               Impairment of the property

Lessee is responsible for ensuring that the boundaries of the property are not infringed, that it is not used by unauthorized persons—especially to walk or drive across—and that no garbage, debris or other environmentally hazardous or detrimental materials are discarded on it. It shall prohibit violations and report them to Lessor without delay.

Lessee is further obligated to inform Lessor without delay if it becomes known that facilities are installed or maintained on neighboring properties that are expected to result in an impermissible impairment of the Leased Property.

13.                               Pest and weed control

13.1                           Lessee is required to arrange for pest control services at its own expense if vermin are found in the Leased Property and to take the respective measures for the control of rats and vermin that are ordered by governmental authorities.

13.2                           In connection with weed control, the use of chemical weed control substances (herbicides is impermissible.

14.                               Third party claims

Lessee is required to hold Lessor harmless of all claims by third parties arising from the state of the Leased Property, its use or neglect of the obligations that Lessee has assumed. It shall obtain sufficient liability insurance coverage and provide proof of having done so if requested.

15.                               Entry to the Leased Property

15.1                           Lessee grants Lessor’s representatives permission to enter the Leased Property at appropriate intervals or as required and also in order to perform work (surveys, repairs, drilling for soil testing, lowering of the groundwater level, etc.) that the latter deems necessary. If possible, Lessor shall give timely advance notice before doing so.

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
7
Sept. 18, 2006  12:34 EDT

18.2                           Termination without notice

Without prejudice to the possibilities of termination, if any, provided for in the Lease, Lessor can terminate the agreement without notice if Lessee

18.2.1                  does not start to use the Leased Property for the intended purpose within three months after entering into the agreement;

18.2.2                  does not use the Leased Property for more than six months for the intended purpose, provided Lessor does not offer proof that this involves a temporary circumstance for which it is not responsible;

18.2.3                  uses the Leased Property despite warning notice in a manner that is not permissible under the lease or without the permits required under public law;

18.2.4                  has not started construction of the buildings and facilities provided for in the agreement within one year from entering into the agreement;

18.2.5                  despite a warning notice, does not comply with other obligations assumed under the agreement, including these General Contract Terms and Conditions within an appropriately set grace period;

18.2.6                  changes its residence or domicile in a manner that prevents it, in Lessor’s judgment, from properly using the property or

18.2.7                  it or a co-lessee is prevented for reasons of an actual or legal nature to dispose of its assets (death and/or liquidation, enforcement of judgment).

18.3                           Extraordinary termination

In cases of leases with a fixed duration, Lessor has the right to terminate the lease before expiration of the agreement either entirely or subject to the proviso that parts of the Leased Property be re-delivered to Lessor early if either the entire Leased Property or parts thereof are urgently required in the public interest. In the event of early termination of the agreement, such cancellation can only be notified as of the last day of any month with a six-month notice period. Whether the conditions for an extraordinary right of termination are met is decided by Lessor alone.

In the event of a partial termination, the rent shall be reduced in the proportion or the value of the part to be ceded relative to that of the entire Leased Property. Tenant shall be free on its part, however, to cancel the remainder of the Leased Property as of the same date within three months from receipt of the termination notice if it cannot reasonably be expected to continue the lease.

18.4                           Exclusion of tacit extension

In a departure from § 545 BGB, the lease is not tacitly extended if the Leased Property is not returned as contractually agreed at the end of the lease period.

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT

[stamp:] confidential
Caroline Rodenburg
EY
9
Sept. 18, 2006  12:34 EDT

In the event of a partial termination, the right to compensation shall only extend to the structures and facilities constructed on the area to be returned, provided that Lessee, on its part, has not legitimately terminated the entire Leased Property.

No compensation is paid for buildings or parts of building constructed without Lessor’s approval.

21.                               Contract penalty, substitute performance

21.1                           Lessor can demand a contract penalty without prejudice to satisfactory cure in the event of Lessee’s violation of

-	Items 6.2 or 6.3 AVB	up to one half of the
	(Pipes and cables) or	annual rent
Item 10 AVB (Advertising displays)

-	Items 16.1 and 16.2 sentence 1 AVB	up to one year’s rent
(Assignment and subletting) or
Item 19.1 para. 3 AVB (Soil contamination)

And—after prior warning notice—in the event of Lessee’s violation of

-	Item 2 para. 1 of the lease	up to one year’s rent
(Intended purpose) or

-	Item 7 AVB (Maintenance and traffic safety)	up to one half of the
	Item 9 AVB (Enclosure) or	annual rent
Item 11 AVB (Sidewalk cleaning)

21.2                           If Lessee continues the conduct in violation of the agreement despite the demand for a contract penalty, said penalty may be repeatedly imposed.

21.3                           The amount of the contract penalty incurred in the specific case shall be determined by Lessor according to its reasonable judgment in accordance with the gravity of the contract violation, especially according to the degree of interference with the public interest and the intended purpose of the leasing as well as the degree of culpability. § 343 BGB (penalty reduction) shall remain unaffected.

21.4                           The right to termination without notice and possible claims for damages shall remain unaffected.

21.5                           Lessor also has the right—after having unsuccessfully set an appropriate grace period—to arrange for performance of an action that Lessee has failed to perform in violation of the lease at the latter’s expense.

[stamp:] confidential
Caroline Rodenburg
EY
Sept. 18, 2006  12:34 EDT